Exhibit 10.118

AMENDMENT NO. 5

TO

REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 5 (“Amendment”) is entered into as of August 31, 2001, by and among I.F.S. OF NEW JERSEY, INC., a corporation organized under the laws of the State of New Jersey (“Borrower”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), the various other financial institutions (together with PNC, collectively the “Lenders”) named in or which hereafter become a party to the Loan Agreement (as hereafter defined) and PNC as agent for Lenders (in such capacity, “Agent”).

BACKGROUND

Borrower, Agent and Lenders are parties to a Revolving Credit, Term Loan and Security Agreement dated as of October 15, 1997 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lender provides Borrower with certain financial accommodations.

Borrower has requested that Lenders provide Borrower with a temporary overadvance facility and Agent, on behalf of Lenders is willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is hereby amended as follows:

(a) Section 1.2 of the Loan Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

“Amendment No. 5” shall mean Amendment No. 5 to Revolving Credit, Term Loan and Security Agreement dated as of August 31, 2001.

“Amendment No. 5 Effective Date” shall mean the date when the conditions of effectiveness set forth in Section 3 of Amendment No. 5 have been met to Agent’s satisfaction.

“Investment Property” shall mean and include all of Borrower’s now owned or hereafter acquired securities (whether certificated or uncertificated ), securities entitlements, securities accounts, commodities, contracts and commodities accounts.

“Overadvances” shall mean all outstanding Revolving Advances in excess of the Formula Amount calculated by assuming that the Seasonal Overadvance Amount and the Overadvance Amount are each zero.

“Revised Article 9” shall mean Revised Article 9 of the UCC.

(b) Section 1.2 of the Loan Agreement is hereby amended by amending the following defined terms to provide as follows:

“Collateral” shall mean and include:

(a)	all Receivables;

(b)	all Equipment;

(c)	all General Intangibles;

(d)	all Inventory;

(e)	all Investment Property;

(f)

all of Borrower’s right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Borrower’s instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit (whether or not Borrower, as beneficiary, has demanded or is entitled to demand payment or performance thereof) and money; (vi) all commercial tort claims (as defined under Revised Article 9) (whether now existing or hereafter arising); (vii) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (viii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and Borrower;

(g)	all of Borrower’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e) and (f) of this Paragraph; and

(h)	all proceeds and products of (a), (b), (c), (d), (e), (f) and (g) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds

“General Intangibles” shall mean and include all of Borrower’s general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and dates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“Inventory” shall mean and include all of Borrower’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Keepwell Agreement” shall mean that certain Keepwell Agreement dated as of August 31, 2001 between Agent and I.F.S. Management, as the same may be amended, modified, restated or supplemented from time to time.

“Overadvance Amount” shall mean, for the Overadvance Period, $300,000, and at all other times, $0.

“Overadvance Period” shall mean the period commencing on the Amendment No. 5 Effective Date and ending on October 15, 2001.

“Receivables” shall mean and include all of Borrower’s accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrower by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services or the licensing of any general intangible rights, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

(c) Section 1.3 of the Loan Agreement is hereby amended by inserting the following sentence at the end thereof to provide as follows:

“To the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.”

(d) Section 2.1 (a)(y)(iv) of the Loan Agreement is hereby amended in its entirety to provide as follows:

“(iv) the Seasonal Overadvance Amount, plus the Overadvance Amount, minus”

(e) Section 4.1 of the Loan Agreement is hereby amended by inserting a new sentence at the end thereof to provide as follows:

“Borrower shall promptly provide Agent with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, Borrower shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof

(f) A new subsection is hereby added to Article 4 at the end thereof to provide as follows:

“4.21. Filing of Financing Statements. By its signature hereto, Borrower hereby authorizes Agent to file against Borrower, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent (which statements may have a description of collateral which is broader than that set forth herein).”

(g) Section 7.2(a) of the Loan Agreement is hereby amended by inserting the following sentence at the end thereof:

“Without limiting the foregoing, Borrower shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the laws of the State of New Jersey without the prior written consent of Agent.”

(h) All references in the Loan Agreement to “Amendment No. 3” shall be deemed to mean Amendment No. 4 dated as of July 11, 2001.

3. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) four (4) copies of this Amendment executed by Borrower and consented and agreed to by Guarantors, (ii) an overadvance fee in the amount of $5,000 (which fee shall be automatically charged to Borrower’s loan account as a Revolving Advance and shall be in addition to but not in lieu of the Seasonal Overadvance Fee), (iii) a Keepwell Agreement in form and substance satisfactory to Agent duly executed by IFS Management, (iv) resolutions of the members of IFS Management which authorize, the execution, delivery and performance of the Keepwell Agreement, duly certified by an authorized representative of IFS Management, (v) all UCC financing statements and in-lieu statements deemed necessary by Agent in connection with the adoption of Revised Article 9 and (vi) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

4. Representations and Warranties. Borrower hereby represents and warrants as follows:

(a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment, except that such representations and warranties shall be qualified by the matters set forth on Schedule A attached hereto and made a part hereof.

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

(e) Borrower is incorporated in the State of New Jersey.

5. Effect on the Loan Agreement.

(a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

I.F.S. OF NEW JERSEY, INC.

By:	/s/ Jack B. Hood
Name: Jack B. Hood
Title: CFO

PNC BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ Robin L. Arriola
Name: ROBIN L. ARRIOLA
Title: VICE PRESIDENT

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

CONSENTED AND AGREED TO:

SARA ST. CLAIRE, INC.

By:	/s/ Jack B. Hood
Name: Jack B. Hood
Title: CFO

INSTITUTIONAL FINANCING SERVICES INTERNATIONAL, INC.

By:	/s/ Jack B. Hood
Name: Jack B. Hood
Title: CFO

INTERNATIONAL DEVELOPMENT AND INNOVATIONS, INC.

By:	/s/ Jack B. Hood
Name: Jack B. Hood
Title: CFO